Exhibit 99.2

Electromed, Inc. to Participate in the 2024 Canaccord Global Growth Conference

08/5/2024

NEW PRAGUE, Minn.--(BUSINESS WIRE) -- Electromed, Inc. (“Electromed” or the “Company”) (NYSE American: ELMD), a leader in innovative airway clearance technologies, today announced that Jim Cunniff, President and Chief Executive Officer, and Brad Nagel, Chief Financial Officer, are scheduled to attend the Canaccord Genuity 44th Annual Global Growth Conference being held in Boston on August 13-15, 2024.

Electromed’s management team will present at 2:30 p.m. Eastern Time on Wednesday, August 14, 2024. A link to the live and archived webcast of the event will be available on the Electromed website under Events & Presentations. You can also access the live webcast here.

In advance of the event, Electromed has published an updated investor presentation deck for review by interested parties. The updated presentation can be found on the Electromed website at Events & Presentations or on the SEC website at www.sec.gov.

About Electromed, Inc.

Electromed, Inc. manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. It is headquartered in New Prague, Minnesota, and was founded in 1992. Further information about Electromed can be found at www.smartvest.com.

Mike Cavanaugh, Investor Relations

ICR Westwicke

(617) 877-9641

mike.cavanaugh@westwicke.com

Source: Electromed, Inc.